UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	June 8, 2018

Ladenburg Thalmann Financial Services Inc.

(Exact name of registrant as specified in its charter)

Florida	001-15799	650701248
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

4400 Biscayne Blvd., 12th Floor, Miami, Florida	33137
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(305) 572-4100

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 1.01 Entry into a Material Definitive Agreement.

On June 11, 2018, Ladenburg Thalmann Financial Services Inc. (the “Company”) entered into an Equity Distribution Agreement (the “2018 Distribution Agreement’) with Ladenburg Thalmann & Co. Inc. (“Ladenburg”), as representative of the sales agents listed in Schedule I thereto (the “Sales Agents”), and Barrington Research Associates, Inc., as the co-Sales Agent and the “qualified independent underwriter” within the meaning of Financial Industry Regulatory Authority Rule 5121, pursuant to which the Company may issue and sell over time and from time to time, to or through the Sales Agents, up to 6,832,841 shares (the “Shares”) of its 8.00% Series A Cumulative Redeemable Preferred Stock, $0.0001 par value per share (the “Series A Preferred Stock”).

Sales of the Series A Preferred Stock, if any, may be made in negotiated transactions or transactions that are deemed to be an “at-the-market offering” as defined in Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”), including sales made directly on the NYSE American or sales made to or through a market maker other than on an exchange, up to the amount specified, and otherwise to or through the Sales Agents, in accordance with a placement notice delivered by the Company to Ladenburg. Under the 2018 Distribution Agreement, the Sales Agents will be entitled to compensation of up to 2.00% of the gross proceeds from the sale of all of the Shares sold through the Sales Agents.

The Shares sold pursuant to the 2018 Distribution Agreement will be issued pursuant to a prospectus dated April 27, 2017, as supplemented by a prospectus supplement dated June 11, 2018, in each case filed with the Securities and Exchange Commission (the “Commission”) pursuant to the Company’s effective Registration Statement on Form S-3 (File No. 333-216733) (the “Registration Statement”), which was initially filed with the Commission on March 16, 2017 and declared effective on April 27, 2017. Interested investors should read the Registration Statement and all documents incorporated therein by reference. The 2018 Distribution Agreement is filed as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated herein by reference. The foregoing description of the material terms of the 2018 Distribution Agreement and the transactions contemplated thereby does not purport to be complete and is qualified in its entirety by reference to such exhibit.

The 2018 Distribution Agreement has been included to provide investors and security holders with information regarding its terms and conditions. The representations, warranties and covenants contained in the 2018 Distribution Agreement were made only for purposes of that agreement and as of specific dates, and were solely for the benefit of the parties to the 2018 Distribution Agreement. Investors should not rely on the representations, warranties and covenants or any description thereof as characterizations of the actual state of facts or condition of the Company or any of its subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the 2018 Distribution Agreement, which subsequent information may or may not be fully reflected in public disclosures by the Company.

This Current Report on Form 8-K does not constitute an offer to sell or a solicitation of an offer to buy any securities. The Registration Statement relating to these securities has been filed with the Commission and is effective. Copies of the prospectus supplement and accompanying prospectus relating to the offering may be obtained when available by contacting Ladenburg Thalmann & Co. Inc., 277 Park Avenue, 26th Floor, New York, NY 10172, Attention: Syndicate Department or by visiting EDGAR on the Commission’s website at www.sec.gov.

Item 1.02 Termination of a Material Definitive Agreement.

On June 8, 2018, the Company gave notice of termination of that certain Equity Distribution Agreement by and between the Company and Jefferies LLC (“Jefferies”), as representative of the sales agents listed in Schedule I thereto, dated as of May 22, 2017 (the “2017 Distribution Agreement”). The 2017 Distribution Agreement was terminable at will by the Company upon proper notice and was terminated as of June 11, 2018. The Company will not incur any termination penalties as a result of such termination. The 2017 Distribution Agreement established an “at-the-market offering” program through which the Company had the right to sell up to 8,000,000 shares of its 8.00% Series A Preferred Stock. Prior to termination, the Company sold 1,167,159 shares of Series A Preferred Stock under the 2017 Distribution Agreement.

Item 9.01 Financial Statements and Exhibits.

On June 11, 2018, Holland & Knight LLP delivered to the Company an opinion with respect to the validity of the Shares (the “Opinion”). The Opinion and consent of Holland & Knight LLP are being filed herewith as Exhibit 5.1 and Exhibit 23.1, respectively, to this Current Report on Form 8-K, and are thereby automatically incorporated by reference into the Company’s Registration Statement on Form S-3 (No. 333-216733), in accordance with the requirements of Item 601(b)(5) and Item 601(b)(23), respectively, of Regulation S-K.

(d) Exhibits.

Exhibit No. Exhibit Description

1.1 Equity Distribution Agreement, dated June 11, 2018, between Ladenburg Thalmann Financial Services Inc., Ladenburg Thalmann & Co. Inc. and Barrington Research Associates, Inc.

5.1 Opinion of Holland & Knight LLP, regarding validity of the securities to be issued.

23.1 Consent of Holland & Knight LLP (included in Exhibit 5.1).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ladenburg Thalmann Financial Services Inc.

June 11, 2018	By:	/s/ Brett H. Kaufman
	Name:	Brett H. Kaufman
	Title:	Senior Vice President and Chief Financial Officer